                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                         [X]

Filed by a Party other than the Registrant      [ ]

Check the appropriate box:

 [X]  Preliminary Proxy Statement            [ ] Confidential, for Use of the
                                                 Commission Only (as
                                                 permitted by Rule 14a-6(e)(2))
 [ ]  Definitive Proxy Statement

 [ ]  Definitive Additional Materials

 [ ]  Soliciting Material under Rule 14a-12

                            ELECTRIC FUEL CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.

(3) Filing Party:

(4) Date Filed:



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                             ***PRELIMINARY COPY***

[AROTECH]


                                                             Arotech Corporation

                                                        632 Broadway, Suite 1200
                                                        New York, New York 10012
                                     Tel:  (646) 654-2107   Fax:  (646) 654-2187
                                                          http://www.arotech.com
                                                    Nasdaq National Market: ARTX
                                           Writer's direct dial: +972-2-990-6612
                                            Writer's direct fax: +972-2-990-6688
                                            Writer's e-mail: ehrlich@arotech.com

Robert S. Ehrlich
Chairman, President and Chief Executive Officer


                                 August 6, 2003


Dear Stockholder:

         It is our pleasure to invite you to the 2003 Annual Meeting of Stockholders of Electric Fuel Corporation (doing business as Arotech Corporation), a Delaware corporation, to be held on Monday, September 15, 2003 at 10:00 a.m. local time in the Ballroom of the Shelburne Murray Hill Hotel, 303 Lexington Avenue, New York, New York.

         Whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are accordingly urged to carefully review the enclosed proxy materials, and to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet (at http://www.voteproxy.com) or by telephone if you hold your shares in your own name, to ensure your representation and the presence of a quorum at the annual meeting. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.



                                             Sincerely,

                                             /s/ Robert S. Ehrlich

                                             Robert S. Ehrlich
                                             Chairman of the Board of Directors

                             ***PRELIMINARY COPY***

                                    AROTECH

                            632 Broadway, Suite 1200
                            New York, New York 10012



--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 15, 2003
--------------------------------------------------------------------------------

To our Stockholders:

         Our Annual Meeting of Stockholders will be held in the Ballroom of the Shelburne Murray Hill Hotel, 303 Lexington Avenue, New York, New York, on Monday, September 15, 2003 at 10:00 a.m. local time, and thereafter as it may be postponed or adjourned from time to time, for the following purposes:

         1. To fix the number of Class I directors at two and to elect two Class I directors for a three-year term ending in 2006 and continuing until their successors are duly elected and qualified (beginning on page 3).

         2. To consider and act upon a proposal to amend our Amended and Restated Certificate of Incorporation to change our name from "Electric Fuel Corporation" to "Arotech Corporation" (beginning on page 8).

         3. To act upon all other business that may properly come before the meeting or any postponements or adjournments thereof.

         Our Board of Directors has fixed the close of business on July 22, 2003 as the record date for determining which stockholders are entitled to notice of the meeting and to vote at the meeting and any postponements or adjournments thereof. If you are unable to be present at the meeting personally, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet (at http://www.voteproxy.com) or by telephone if you hold your shares in your own name. Any stockholder who grants a proxy may revoke it at any time prior to its exercise. Also, whether or not you grant a proxy, you may vote in person if you attend the meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS,

                                 /s/ Yaakov Har-Oz

                                 Yaakov Har-Oz
New York, New York               Vice President, General Counsel and Secretary
August 6, 2003



================================================================================
              YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN
                 YOUR PROXY FORM IN THE ENCLOSED STAMPED, SELF-
                     ADDRESSED ENVELOPE AS SOON AS POSSIBLE.
================================================================================



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                             ***PRELIMINARY COPY***

                                   [AROTECH]
                            632 Broadway, Suite 1200
                            New York, New York 10012



                       ANNUAL MEETING OF THE STOCKHOLDERS
                          OF ELECTRIC FUEL CORPORATION
                        TO BE HELD ON SEPTEMBER 15, 2003


  ---------------------------------------------------------------------------
                                 PROXY STATEMENT
  ---------------------------------------------------------------------------


         The accompanying proxy is solicited by and on behalf of the Board of Directors of Electric Fuel Corporation (doing business as Arotech Corporation), for use at our Annual Meeting of Stockholders and any postponements and adjournments thereof. The meeting is currently planned to be held in the Ballroom of the Shelburne Murray Hill Hotel, 303 Lexington Avenue, New York, New York, on Monday, September 15, 2003 at 10:00 a.m. local time, and thereafter as it may be postponed or adjourned from time to time, for the purposes described in the accompanying Notice of Annual Meeting of Stockholders.

         Stockholders of record at the close of business on July 22, 2003 will be entitled to vote at the annual meeting. As of July 22, 2003, there were 40,078,032 shares of our common stock outstanding held of record by 307 stockholders. Each holder of common stock is entitled to one vote per share on each matter that comes before the annual meeting.

         This proxy statement and the enclosed form of proxy to stockholders will be mailed commencing on or about August 6, 2003. We are also mailing our annual report for the fiscal year ended December 31, 2002 to our stockholders along with this proxy statement.

Voting Procedures and Vote Required

         Proxies that are properly marked, dated, and signed, or submitted electronically via the Internet or by telephone by following the instructions on the proxy card, and not revoked will be voted at the annual meeting in accordance with any indicated directions. If no direction is indicated, proxies will be voted FOR the fixing of the number of Class I directors at two and the election of the nominees for director set forth below, FOR changing our name to Arotech Corporation, and in the discretion of the holders of the proxies with respect to any other business that properly comes before the annual meeting and all matters relating to the conduct of the annual meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. We believe that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

         You may revoke your proxy at any time before it is voted by delivering to the Secretary of our company a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked (including a proxy voted over the Internet or by telephone).

                             ***PRELIMINARY COPY***


Any record stockholder attending the annual meeting in person may revoke his or her proxy and vote his or her shares at the annual meeting.

         Votes cast by proxy or in person at the annual meeting will be tabulated by the Inspector of Elections, with the assistance of our transfer agent. The Inspector of Elections will also determine whether or not a quorum is present at the annual meeting. The presence of a quorum is required to transact the business proposed to be transacted at the annual meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes (as defined above) will be counted for purposes of determining the presence or absence of a quorum.

         Directors will be elected by a plurality of the votes cast by the holders of our common stock voting in person or by proxy at the annual meeting. Abstentions and broker non-votes will have no effect on the vote for election of directors.

         In order to be adopted, the proposal to amend our Amended and Restated Certificate of Incorporation to change our name to Arotech Corporation will require the affirmative vote of a majority of all outstanding shares of our common stock entitled to vote on this proposal. As a result, abstentions and broker non-votes will have the same practical effect as a negative vote on this proposal.

         The solicitation of proxies will be conducted by mail and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the annual meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

         We are not aware of any matters other than those described in this proxy statement that will be acted upon at the annual meeting. In the event that any other matters do come before the annual meeting for a stockholder vote, the persons named as proxies in the form of proxy being delivered to you along with this proxy statement will vote in accordance with their best judgment on those matters.

         At least ten days before the annual meeting, we will make a complete list of the stockholders entitled to vote at the meeting open to the examination of any stockholder for any purpose germane to the annual meeting. The list will be open for inspection during ordinary business hours at our offices at 632 Broadway, Suite 1200, New York, New York 10012, and will also be made available to stockholders present at the annual meeting.

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                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

         The annual meeting will consider the election of two Class I directors for three-year terms that expire in 2006. Our four other directors have terms that end in either 2004 or 2005, as indicated below. Unless instructions are given to the contrary, each of the persons named as proxies will vote the shares to which each proxy relates FOR the election of each of the nominees listed below for a term of three years expiring at the annual meeting of stockholders to be held in 2006, and until the nominee's successor is duly elected and qualified or until the nominee's earlier death, removal or resignation. The two nominees named below are presently serving as directors and both of them are anticipated to be available for election and able to a serve. However, if they should become unavailable, the proxy will be voted for substitute nominee(s) designated by the Board. The two nominees who receive the greatest number of votes properly cast for the election of directors will be elected.

         Our by-laws provide for a Board of one or more directors, and the number of directors currently is fixed at six. Our Board is composed of three classes of similar size. The members of each class are elected in different years, so that only one-third of the Board is elected in any single year.

         Dr. Eastman and Mr. Esses (who was appointed to fill a vacancy in the Board) are designated as Class I directors. Their term expires in 2003. Messrs. Rosenfeld and Miller are designated as Class II directors. Their terms expires in 2004. Mr. Ehrlich and Mr. Wasserman (who was appointed to fill a vacancy in the Board) are designated as Class III directors. Their terms expire in 2005.

         The following table contains information concerning the nominees for Class I directors and the other incumbent directors:

         Name                Age                 Position with Arotech                    Class   Director Since
         ----                ---                 ---------------------                    -----   --------------
Dr. Jay M. Eastman(2)(4)...  58                         Director                            I      October 1993
Steven Esses(3)............  39   Executive Vice President, Chief Operating Officer and     I      July 2002
                                                         Director
Jack E. Rosenfeld(1)(2)(4).  64                         Director                           II      October 1993
Lawrence M. Miller(1)(3)(4)  58                         Director                           II      November 1996
Robert S. Ehrlich (3)......  65    Chairman of the Board, President and Chief Executive    III     May 1991
                                                          Officer
Bert W. Wasserman(1) (2)...  70                           Director                         III     February 2003


-------------------------------------

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Executive Committee.
(4) Member of the Nominating Committee.

Nominees for Election as Class I Directors

         Dr. Jay M. Eastman has been one of our directors since October 1993. Since November 1991, Dr. Eastman has served as President and Chief Executive Officer of Lucid, Inc., a developer of laser technology applications for medical diagnosis and treatment. Dr.

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Eastman  has served as a  director  of PSC Inc.  ("PSCX"),  a  manufacturer  and marketer of laser diode bar code scanners, since April 1996 and served as Senior Vice President of Strategic Planning from December 1995 through October 1997. PSCX filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in November 2002; its pre-negotiated plan of reorganization has been confirmed by the Bankruptcy Court. Dr. Eastman is also a director of Dimension Technologies, Inc., a developer and manufacturer of 3D displays for computer and video displays, and Centennial Technologies Inc., a manufacturer of PCMCIA cards. From 1981 until January 1983, Dr. Eastman was Director of the University of Rochester's Laboratory for Laser Energetics, where he was a member of the staff from September 1975 to 1981. Dr. Eastman holds a B.S. and a Ph.D. in Optics from the University of Rochester in New York.

         Steven Esses was added to the Board in July 2002 and has served as our Executive Vice President since January 2003 and Chief Operating Officer since February 2003. From 2000 until 2002, Mr. Esses was a principal with Stillwater Capital Partners, Inc., a New York-based investment research and advisory company (hedge fund) specializing in alternative investment strategies. During this time, Mr. Esses also acted as an independent consultant to new and existing businesses in the areas of finance and business development. From 1995 to 2000, Mr. Esses founded Dunkin' Donuts in Israel and held the position of Managing Director and CEO. Prior thereto, he was Director of Retail Jewelry Franchises with Hamilton Jewelry, and before that he served as Executive Director of Operations for the Conway Organization, a major off-price retailer with 17 locations.


Class II Directors

         Jack E. Rosenfeld has been one of our directors since October 1993. Mr. Rosenfeld is also a director of PSCX. PSCX filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in November 2002; its pre-negotiated plan of reorganization has been confirmed by the Bankruptcy Court. Since April 1998, Mr. Rosenfeld has been President and Chief Executive Officer of Potpourri Group, Inc., a specialty catalog direct marketer. Mr. Rosenfeld was President and Chief Executive Officer of Hanover Direct, Inc., formerly Horn & Hardart Co., which operates a direct mail marketing business, from September 1990 until December 1995, and had been President and Chief Executive Officer of its direct marketing subsidiary, since May 1988. Mr. Rosenfeld holds a B.A. from Cornell University in Ithaca, New York and an LL.B. from Harvard University in Cambridge, Massachusetts.

         Lawrence M. Miller has been one of our directors since November 1996. Mr. Miller has been a senior partner in the Washington D.C. law firm of Schwartz, Woods and Miller since 1990. He served from August 1993 through May 1996 as a member of the board of directors of The Phoenix Resource Companies, Inc., a publicly traded energy exploration and production company, and as a member of the audit and compensation committee of that board. That company was merged into Apache Corporation in May 1996. Mr. Miller holds a B.A. from Dickinson College in Carlisle, Pennsylvania and a J.D. with honors from George Washington University in Washington, D.C. He is a member of the District of Columbia bar.

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Class III Directors

         Robert S. Ehrlich has been our Chairman of the Board since January 1993 and our President and Chief Executive Officer since October 2002. From May 1991 until January 1993, Mr. Ehrlich was our Vice Chairman of the Board, and from May 1991 until October 2002 he was our Chief Financial Officer. Mr. Ehrlich has been a director of Eldat, Ltd., an Israeli manufacturer of electronic shelf labels, since June 1999. Since 1987, Mr. Ehrlich has served as a director of PSCX, and, since April 1997, Mr. Ehrlich has been the chairman of the board of PSCX. PSCX filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in November 2002; its pre-negotiated plan of reorganization has been confirmed by the Bankruptcy Court. Mr. Ehrlich received a B.S. and J.D. from Columbia University in New York, New York.

         Bert W. Wasserman was added to the board in February 2003. Mr. Wasserman served as Executive Vice President and Chief Financial Officer of Time Warner, Inc. from 1990 until his retirement in 1995 and served on the Board of Directors of Time Warner, Inc. and its predecessor company, Warner Communications, Inc. from 1981 to 1995. He joined Warner Communications, Inc. in 1966 and had been an officer of that company since 1970. Mr. Wasserman is director off several investment companies in the Dreyfus Family of Funds. He is also a director of Malibu Entertainment, Inc., Lillian Vernon Corporation, and PSCX. PSCX filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in November 2002; its pre-negotiated plan of reorganization has been confirmed by the Bankruptcy Court.


Information Concerning the Board and its Committees

         In the fiscal year ending December 31, 2002, the Board held eight meetings and acted by unanimous written consent on one occasion. All directors attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves except for Mr. Leon Gross. Mr. Gross, who had been elected as a Class I director, resigned from the Board of Directors in view of his age (96) on March 17, 2003. Mr. Yehuda Harats, who had also been elected as a Class I director, resigned from the Board of Directors in November 2002.

         Our board of directors has an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee. The composition of the various committees of the board of directors is as follows (the name of the chairman of each committee appears in italics):

       Audit Committee           Compensation Committee       Nominating Committee          Executive Committee
       ---------------           ----------------------       --------------------          -------------------
      Bert W. Wasserman             Jay M. Eastman              Jack E. Rosenfeld            Robert S. Ehrlich
     Lawrence M. Miller            Jack E. Rosenfeld           Lawrence M. Miller              Steven Esses
      Jack E. Rosenfeld            Bert W. Wasserman             Jay M. Eastman              Lawrence M. Miller


     Audit Committee

         Created in December 1993, the Audit Committee is empowered by the Board of Directors to, among other things: serve as an independent and objective party to monitor the

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Company's  financial  reporting process,  internal control system and disclosure control system; review and appraise the audit efforts of the Company's independent accountants; assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company's management regarding financial reporting issues; and provide an open avenue of
communication   among  the   independent   accountants,   financial  and  senior
management, and the Board.

         The Audit Committee consists of Messrs. Wasserman (Chairman), Miller and Rosenfeld. We have determined that Mr. Wasserman qualifies as an "audit committee financial expert" under applicable SEC and Nasdaq regulations. Mr. Wasserman, as well as all the other members of the Audit Committee, is "independent," as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards and under Item 7(d)(3)(iv) of Schedule 14A of the proxy rules under the Exchange Act.

         The Audit Committee has selected Kost Forer & Gabbay, a member of Ernst & Young Global, to serve as the Company's independent accountants during the current fiscal year. Kost Forer & Gabbay served as the Company's independent accountants during the fiscal year ended December 31, 2002. Kost Forer & Gabbay's report on the financial statements for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, auditing scope or accounting principles.

         A representative of Kost Forer & Gabbay is expected to be present at the Annual Meeting to make such statements as Kost Forer & Gabbay may desire and will be available to answer appropriate questions from shareholders.

         The Audit Committee performed its duties during fiscal 2002 under a written charter approved by the Board of Directors. The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002, the proposed rules of the SEC and the proposed new listing standards of the Nasdaq Stock Market regarding audit committee policies. Although some of these rules and standards have not been finalized, the Board of Directors has adopted an amended charter to voluntarily implement certain of the proposed rules and standards. A copy of the Audit Committee Charter is attached as Exhibit A hereto. The Board of Directors and the Audit Committee intend to further amend this charter, if necessary, as rules and standards are finalized by the SEC and the Nasdaq Stock Market to reflect changes in the proposals or additional requirements.

         The Audit Committee held three meetings during the fiscal year ending December 31, 2002.

     Compensation Committee

         The Compensation Committee was established in December 1993. The duties of the Compensation Committee are to recommend compensation arrangements for our executive officers and review annual compensation arrangements for all other officers and significant employees.

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         The  Compensation  Committee  consists of Dr.  Eastman  (Chairman)  and
Messrs. Rosenfeld and Wasserman, all of whom are "disinterested persons" as that term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The Compensation Committee held five meetings during the fiscal year ending December 31, 2002.

     Nominating Committee

         The Nominating Committee, created in February 2003, identifies and proposes candidates to serve as members of the Board of Directors. Proposed nominees for membership on the Board of Directors submitted in writing by stockholders to the Secretary of the Company will be brought to the attention of the Nominating Committee.

         The Nominating Committee consists of Mr. Rosenfeld (Chair), Mr. Miller and Dr. Eastman, all of whom are "disinterested persons" as that term is used in Rule 16b-3 under the Exchange Act.

         The Nominating Committee did not exist during the fiscal year ending December 31, 2002.

     Executive Committee

         The Executive Committee, created in July 2001, exercises the powers of the Board during the intervals between meetings of the Board, in the management of the property, business and affairs of the Company (except with respect to certain extraordinary transactions).

         The Executive Committee consists of Messrs. Ehrlich (Chair), Miller and Esses.

         The Executive Committee held two meetings and acted by unanimous written consent once during the fiscal year ending December 31, 2002.

Director Compensation

         Non-employee members of our board of directors are paid $1,000 (plus expenses) for each board of directors meeting attended and $500 (plus expenses) for each meeting of a committee of the board of directors attended. In addition, we have adopted a Non-Employee Director Stock Option Plan pursuant to which non-employee directors receive an initial grant of options to purchase 25,000 shares of our common stock upon the effective date of such plan or upon the date of his or her election as a director. Thereafter, non-employee directors will receive options to purchase 10,000 shares of our common stock for each year of service on the board. Generally, such options are granted at fair market value and vest ratably over three years from the date of the grant.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR FIXING THE
               NUMBER OF CLASS I DIRECTORS AT TWO AND FOR ELECTION
                     OF THE CLASS I NOMINEES DESCRIBED ABOVE

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                                PROPOSAL NUMBER 2

              APPROVAL OF AN AMENDMENT TO OUR Amended and Restated
                 CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME
                        FROM "ELECTRIC FUEL CORPORATION"
                            TO "AROTECH CORPORATION"

General

         During 2002, we made a strategic corporate shift to the field of defense and homeland security, including the manufacturing and distribution of zinc-air batteries for military applications, by acquiring two new subsidiaries (IES Interactive Training, Inc. and MDT Protective Industries Ltd.), by closing our money-losing consumer battery operations, and by reorganizing into two divisions: Defense and Security Products and Electric Fuel Batteries.

         We believed that continuing to use the "Electric Fuel" name for our entire business would de-emphasize what had become an important part of our new and reorganized business, namely, defense and homeland security. Accordingly, in February 2003, the Board of Directors unanimously approved a proposed amendment to Article One of our Amended and Restated Certificate of Incorporation to change our name from "Electric Fuel Corporation" to "Arotech Corporation," and we filed the appropriate documents in the states of Delaware and New York to begin doing business immediately under the new name. The Board also directed that the proposed amendment be submitted to a vote of our stockholders at this annual meeting.

Text of the Amendment

         If this proposal is adopted, Article One of our Amended and Restated Certificate of Incorporation will read as follows:

                  "ONE:  The name of this corporation is Arotech Corporation."
                   ---

Vote Required

     The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on this proposal will be required for approval of this proposal. As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT
            TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
               TO CHANGE OUR NAME FROM "ELECTRIC FUEL CORPORATION"
                            TO "AROTECH CORPORATION"

                             ***PRELIMINARY COPY***

                EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

Cash and Other Compensation

   General

         Our Chief Executive Officer and the other highest paid executive officer (of which there was one) who were compensated at a rate of more than $100,000 in salary and bonuses during the year ended December 31, 2002 (collectively, the "Named Executive Officers") are Israeli residents, and thus certain elements of the compensation that we pay them is structured as is customary in Israel.

         During 2002, 2001 and 2000, compensation to our Named Executive Officers took several forms:

         >>       cash salary;

         >> bonus, some of which was paid in cash in the year in which it was earned and some of which was accrued in the year in which it was earned but paid in cash in a subsequent year;

         >> cash reimbursement for taxes paid by the Named Executive Officer and reimbursed by us in accordance with Israeli tax regulations;

         >> accruals (but not cash payments) in respect of contractual termination compensation in excess of the Israeli statutory minimum;

         >> accruals (but not cash payments) in respect of pension plans, which consist of a savings plan, life insurance and statutory severance pay benefits, and a continuing education fund (as is customary in Israel);

         >> stock options, including options issued in exchange for a waiver of salary under the "options-for-salary" program discussed in more detail below; and

         >> other benefits, primarily consisting of annual statutory holiday pay.

         The specific amounts of each form of compensation paid to each Named Executive Officer appear in the summary compensation table and the notes thereto appearing under "Summary Compensation Table," below.

Termination Compensation of and Settlement with Yehuda Harats

         In October 2002, we announced that Yehuda Harats, our president and CEO and a member of our Board, had decided to resign from his positions with us and our subsidiaries in order to pursue other interests. In December 2002, we came to an agreement with Mr. Harats whereby we agreed to pay him $551,499 through the end of 2005 in satisfaction of all our contractual and legal severance and other obligations to him. See "Certain Relationships and Related Transactions - Termination Compensation of and Settlement with Yehuda Harats," below.

                             ***PRELIMINARY COPY***

         Prior to Mr. Harats's resignation, we had accrued a sum of $1,212,939 in respect of these obligations on our books, consisting of contractual severance, statutory severance, contractually guaranteed bonus, and various benefits, including unused vacation, unused sick days, and continuing benefits over the three years after termination. Since we settled with Mr. Harats for a sum of $551,499 rather than the $1,212,939 that we had accrued on our books, this settlement effectively resulted in a gain for us in the fourth quarter of 2002 of $661,440, which is the difference between the amount that we had accrued on our books in respect of these obligations and the amount that we ultimately agreed to pay.

         We continue to carry on our books a total of $1,076,740 in loans from us to Mr. Harats on which he remains liable; however, we do not carry these loans at full value because recourse under the loans is only to certain shares that we hold, the fair market value of which is now less than the principal amount of the loans. See "Certain Relationships and Related Transactions - Officer Loans," below.

   Summary Compensation Table

         The following table, which should be read in conjunction with the explanations provided above, shows the compensation that we paid (or accrued), in connection with services rendered for 2002, 2001 and 2000, to our Named Executive Officers.


                          SUMMARY COMPENSATION TABLE(1)

                                                                           Long Term                      All Other
                                         Annual Compensation              Compensation                  Compensation
                                ----------------------------------------- --------------  ---------------------------------------
                                                                                           Changes in
                                                                                          Accruals for
                                                                                            Sick Days,    Payment to
                                                                            Securities    Vacation Days, Pension and
                                                                     Tax    Underlying  and Termination   Education
Name and Principal Position     Year     Salary       Bonus    Reimbursement  Options     Compensation      Funds        Others
---------------------------     ----     ------       -----    -------------  -------     ------------      -----        ------
Yehuda Harats*                  2002   $ 256,462   $  32,380(2)  $  14,687   112,500(3)   $(661,440)(4)  $  22,735    $     654
President, Chief                2001   $ 248,681   $  99,750     $  19,145   616,000(5)   $ 375,375(6)   $  62,617    $ 142,919(7)
  Executive Officer and         2000   $ 245,560   $  82,380     $   8,083   400,000      $ 128,138(8)   $  41,807    $     859
  director

Robert S. Ehrlich               2002   $ 202,962   $  99,750(2)  $  15,232   262,500(9)   $ 170,691(10)  $  22,256    $     654
Chairman of the Board,          2001   $ 211,644   $  84,000     $  17,201   521,000(11)  $ 229,800(12)  $  52,841    $  87,113(13)
  President, Chief              2000   $ 245,574   $  82,380     $   7,146   400,000      $ 177,658(14)  $  41,806    $     859
  Executive Officer and
  director**

-------------------------------------

*    Mr. Harats's employment with us terminated on October 23, 2002.
** Until October 23, 2002, Mr. Ehrlich served as our Chairman of the Board and Chief Financial Officer.
(1) We paid the amounts reported for each named executive officer in U.S. dollars and/or New Israeli Shekels (NIS). We have translated amounts paid in NIS into U.S. dollars at the exchange rate of NIS into U.S. dollars at the time of payment or accrual.
 (2) We paid each of Messrs. Ehrlich and Harats $32,380 during 2002 on account of the 2002 bonuses to which they were entitled according to their contracts. Additionally, we accrued $67,370 for Mr. Ehrlich in satisfaction of the remainder of the bonus to which he was entitled according to his contract. The remainder of the additional bonus to which Mr. Harats was entitled according to the terms of his contract was included in the sums that we are obligated to pay Mr. Harats under the terms of our severance agreement with him, which sums are detailed in "Termination Compensation of and Settlement with Yehuda Harats," above. During 2002, we also paid $99,750 to Mr. Harats in full payment of his 2001 bonus and $84,000 to Mr. Ehrlich in full payment of his 2001 bonus.

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 (3) Of this amount,  112,500 options were in exchange for a total of $45,000 in salary waived by Mr. Harats pursuant to the options-for-salary program instituted by us beginning in May 2001. See "Options-for-Salary Program," below.
 (4) This represents the savings to us at year end of the amounts that we had accrued on our financials in connection with these obligations over the amount that we ultimately agree to pay in the context of our settlement with Mr. Harats. See "Termination Compensation of and Settlement with Yehuda Harats," above.
 (5) Of this amount, 100,000 options were in exchange for a total of $40,000 in salary waived by Mr. Harats during 2001 pursuant to the options-for-salary program instituted by us beginning in May 2001. See "Options-for-Salary Program," below.
 (6) Of this amount, $263,994 represents our accrual for severance pay that would be payable to Mr. Harats upon a "change of control" or upon the occurrence of certain other events; $67,074 represents our accrual for sick leave and vacation redeemable by Mr. Harats; and $44,307 represents the increase of the accrual for severance pay that would be payable to Mr. Harats under the laws of the State of Israel if we were to terminate his employment.
 (7) Of this amount, $142,240 represents benefit imputed to Mr. Harats upon the purchase by us of certain of his shares for treasury, and $679 represents
     other   benefits  that  we  paid  to  Mr.  Harats  in  2001.  See  "Certain
     Relationships and Related Transactions - Officer Loans," below.
 (8) Of this amount, $2,911 represents our accrual for severance pay that would be payable to Mr. Harats upon a "change of control" or upon the occurrence of certain other events; $70,500 represents our accrual for sick leave and vacation redeemable by Mr. Harats; and $54,727 represents the increase of the accrual for severance pay that would be payable to Mr. Harats under the laws of the State of Israel if we were to terminate his employment.
 (9) Of this amount, 262,500 options were in exchange for a total of $105,000 in salary waived by Mr. Ehrlich during 2002 pursuant to the options-for-salary program instituted by us beginning in May 2001. See "Options-for-Salary Program," below.
 (10)Of this amount, $109,935 represents our accrual for severance pay that would be payable to Mr. Ehrlich upon a "change of control" or upon the occurrence of certain other events; $17,571 represents the increase of the accrual for sick leave and vacation redeemable by Mr. Ehrlich; and $43,725 represents the increase of our accrual for severance pay that would be payable to Mr. Ehrlich under the laws of the State of Israel if we were to terminate his employment.
 (11)Of this amount, 80,000 options were in exchange for a total of $32,000 in salary waived by Mr. Ehrlich during 2001 pursuant to the options-for-salary program instituted by us beginning in May 2001. See "Options-for-Salary Program," below.
 (12)Of this amount, $172,360 represents our accrual for severance pay that would be payable to Mr. Ehrlich upon a "change of control" or upon the occurrence of certain other events; $50,548 represents the increase of the accrual for sick leave and vacation redeemable by Mr. Ehrlich; and $6,892 represents the increase of our accrual for severance pay that would be payable to Mr. Ehrlich under the laws of the State of Israel if we were to terminate his employment.
 (13)Of this amount, $86,434 represents benefit imputed to Mr. Ehrlich upon the purchase by us of certain of his shares for treasury, and $679 represents other benefits that we paid to Mr. Ehrlich in 2001. See "Certain Relationships and Related Transactions - Officer Loans," below.
 (14)Of this amount, $59,363 represents our accrual for severance pay that would be payable to Mr. Ehrlich upon a "change of control" or upon the occurrence of certain other events; $58,353 represents the increase of the accrual for sick leave and vacation redeemable by Mr. Ehrlich; and $59,942 represents the increase of our accrual for severance pay that would be payable to Mr. Ehrlich under the laws of the State of Israel if we were to terminate his employment.

Executive Loans

         During 1999 and 2000, we extended certain loans to our Named Executive Officers. These loans are summarized in the following table, and are further described under "Certain Relationships and Related Transactions - Officer Loans," below.

                             ***PRELIMINARY COPY***

                                           Original
                           Principal     Outstanding       Amount
    Name of Borrower      Date of Loan  Amount of Loan as of 12/31/02                Terms of Loan
    ----------------      ------------  -------------- --------------                -------------
Yehuda Harats...........   12/28/99     $    167,975    $    201,570    Ten-year non-recourse loan to purchase our
                                                                        stock, secured by the shares of stock
                                                                        purchased.

Yehuda Harats...........   02/09/00     $    789,991    $    875,170    Twenty-five-year non-recourse loan to
                                                                        purchase our stock, secured by the
                                                                        shares of stock purchased.

Robert S. Ehrlich.......   12/28/99     $    167,975    $    201,570    Ten-year non-recourse loan to purchase our
                                                                        stock, secured by the shares of stock
                                                                        purchased.

Robert S. Ehrlich.......   02/09/00     $    789,991    $    623,579    Twenty-five-year non-recourse loan to
                                                                        purchase our stock, secured by the
                                                                        shares of stock purchased.

Options-for-Salary Program

         Between May 2001 and December 2002, we conducted an options-for-salary program designed to conserve our cash and to offer incentives to employees to remain with us despite lower cash compensation. Under this program, most of our salaried employees permanently waived a portion of their salaries in exchange for options to purchase shares of our common stock, at a ratio of options to purchase 2.5 shares of our stock for each dollar in salary waived. Social benefits (such as pension) and contractual bonuses for such employees continued to be calculated based on their salaries prior to reduction. The options-for-salary program was ended on December 31, 2002.

         During 2001, options were accrued quarterly in advance, but since no employees requested the grant of their options during the third quarter, all grants were deferred to the beginning of the fourth quarter, during the month of October. During 2002, options were accrued quarterly in advance for the Named Executive Officers, and annually in advance for other employees.

         During 2001, in exchange for waiver of $79,739 in salary, our employees other than the Named Executive Officers received a total of 199,347 options, which options were granted based on the lowest closing price of our common stock during the month of October 2001 ($1.30). Named Executive Officers, in exchange for waiver of $72,000 in salary, received a total of 180,000 options during 2001, which options were granted based on the lowest closing prices of our common stock during the month of October 2001 ($1.30), as set forth in the table below.

         During 2002, in exchange for waiver of $339,200 in salary, our employees other than the Named Executive Officers received a total of 848,000 options, which options were granted based on the lowest closing price of our common stock during the month of December 2002 ($0.61). Named Executive Officers, in exchange for waiver of $150,000 in salary, received a total of 375,000 options during 2002, which options were granted based on the lowest closing prices of our common stock during each quarter of 2002, as set forth in the table below.

                             ***PRELIMINARY COPY***

         Options for employees who were ceased to be employed by us during the course of the year were priced at the lowest closing price of our common stock through the date of termination.

         Following is a table setting forth the number of options that we issued to each of our Named Executive Officers under the options-for-salary program during each fiscal quarter in which the program was in effect, and the range of trading prices for our common stock during each such fiscal quarter:

                                                                                             Low Trading                   Closing
                            Fiscal      Amount of      Number of    Number of      Average      Price     High Trading      Price
                           Quarter        Salary        Options      Options      Exercise      During    Price During   on Last Day
Named Executive Officer     Ended         Waived        Accrued       Issued        Price      Quarter       Quarter     of Quarter
-----------------------  ---------------------------- -------------------------- ---------------------------------------------------
Yehuda Harats..........    06/30/01     $   10,000        25,000            0           -       $2.18         $4.20         $2.54
                           09/30/01     $   15,000        37,500            0           -       $1.10         $3.05         $1.48
                           12/31/01     $   15,000        37,500      100,000       $1.30       $1.30         $2.48         $1.66
                           03/31/02     $   15,000        37,500       37,500       $1.42       $1.35         $2.41         $1.55
                           06/30/02     $   15,000        37,500       37,500       $0.73       $0.73         $1.79         $0.91
                           09/30/02     $   15,000        37,500       37,500       $0.85       $0.79         $1.70         $1.05

Robert S. Ehrlich......    06/30/01     $    8,000        20,000            0           -       $2.18         $4.20         $2.54
                           09/30/01     $   12,000        30,000            0           -       $1.10         $3.05         $1.48
                           12/31/01     $   12,000        30,000       80,000       $1.30       $1.30         $2.48         $1.66
                           03/31/02     $   26,250        65,625       65,625       $1.42       $1.35         $2.41         $1.55
                           06/30/02     $   26,250        65,625       65,625       $0.73       $0.73         $1.79         $0.91
                           09/30/02     $   26,250        65,625       65,625       $0.85       $0.79         $1.70         $1.05
                           12/31/02     $   26,250        65,625       65,625       $0.61       $0.61         $1.17         $0.64


Stock Options

         The table below sets forth information with respect to stock options granted to the Named Executive Officers for the fiscal year 2002, all of which were granted under the options-for-salary program described above.

                             ***PRELIMINARY COPY***

                        Option Grants in Last Fiscal Year


                              Individual Grants
                         ----------------------------
                                          % of Total                                   Potential Realizable Value
                           Number of       Options                                       of Assumed Annual Rates
                          Securities      granted to                                   of Stock Price Appreciation
                          Underlying      Employees      Exercise or                       for Option Term(1)
                           Options       in Fiscal       Based Price    Expiration    -------------    -------------
            Name           Granted          Year           ($/Sh)          Date           5% ($)          10% ($)
      ---------------    -----------    -------------    -----------    ----------    -------------    -------------
Yehuda Harats..........       37,500(2)       2.3%         $1.42         4/1/12         $ 33,489          $84,887
                              37,500(2)       2.3%         $0.73         7/1/12         $ 17,216          $43,629
                              37,500(2)       2.3%         $0.85         10/1/12        $ 20,046          $50,801
Robert S. Ehrlich......       65,625(2)       4.0%         $1.42         4/1/12         $ 58,605         $148,552
                              65,625(2)       4.0%         $0.73         7/1/12         $ 30,128          $76,350
                              65,625(2)       4.0%         $0.85         10/1/12        $ 35,081          $88,901
                              65,625(2)       4.0%         $0.61         1/1/13         $ 25,175          $63,799


----------------------
(1) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the common stock and the timing of option exercises, as well as the executive officer's continued employment through the vesting period. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon the exercise of the option or for sale of underlying shares of common stock. The 5% and 10% rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future increases in the price of our stock. There can be no assurance that the amounts reflected in this table will be achieved, and unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(2) Granted in exchange for a waiver of salary under our options-for-salary program.

         The table below sets forth information for the Named Executive Officers with respect to aggregated option exercises during fiscal 2002 and fiscal 2002 year-end option values.

          Aggregated Option Exercises and Fiscal Year-End Option Values


                                                          Number of Securities             Value of Unexercised
                                                         Underlying Unexercised            In-the-Money Options
                        Shares                         Options at Fiscal Year End          at Fiscal-Year-End(1)
                      Acquired on        Value        ------------------------------ ----------------------------------
        Name           Exercise        Realized        Exercisable   Unexercisable     Exercisable     Unexercisable
 --------------------------------- ------------------ -------------- --------------- ---------------- -----------------
Yehuda Harats........    50,000     $     10,500.00      1,076,501       116,666      $          0     $          0
Robert S. Ehrlich....    50,000     $     10,500.00        868,401        91,666      $      1,969     $          0


-----------------------
(1) Options that are "in-the-money" are options for which the fair market value of the underlying securities on December 31, 2002 exceeds the exercise or base price of the option.

Employment Contracts

         In October 2002, we announced that Yehuda Harats, the president and CEO and a member of our Board, had decided to resign from his positions with us and our subsidiaries in order to pursue other interests. The Board of Directors selected Robert S. Ehrlich, Chairman of the Board, to be the new President and CEO. In connection with the resignation of Mr. Harats, we are required to pay him certain amounts due to him by law and under the

                             ***PRELIMINARY COPY***

terms of his employment agreement. In December 2002, we came to an agreement with Mr. Harats whereby we agreed to pay him $551,499 through the end of 2005 in satisfaction of all our contractual and legal severance and other obligations to him, which sum was approximately one-half of the amount we had accrued on our financial statements in connection with such obligations. Our debt to Mr. Harats is secured by certain of our assets in Israel. See "Executive Compensation - Cash and Other Compensation - Termination Compensation of and Settlement with Yehuda Harats," above.

         Mr. Ehrlich is party to an employment agreement with us effective as of January 1, 2000. The term of this employment agreement expires on December 31, 2002, but is extended automatically for additional terms of two years each unless either Mr. Ehrlich or we terminate the agreement sooner. Additionally, we have the right, on at least 90 days' notice to Mr. Ehrlich, unilaterally to extend the initial term of his agreement for a period of one year (i.e., until December 31, 2003). We have exercised this right, and accordingly the automatic two-year extensions will begin from December 31, 2003 instead of December 31, 2002.

         The employment agreement provides for a base salary of $20,000 per month, as adjusted annually for Israeli inflation and devaluation of the Israeli shekel against the U.S. dollar, if any. Additionally, the board may at its discretion raise Mr. Ehrlich's base salary. In January 2002, the board raised Mr. Ehrlich's base salary to $23,750 per month effective January 1, 2002; Mr. Ehrlich has elected to waive this increase in his salary and to receive options instead, under our salary for options program.

         The employment agreement provides that if the results we actually attain in a given year are at least 80% of the amount we budgeted at the beginning of the year, we will pay a bonus, on a sliding scale, in an amount equal to a minimum of 35% of Mr. Ehrlich's annual base salary then in effect, up to a maximum of 90% of his annual base salary then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year.

         The employment agreement also contains various benefits customary in Israel for senior executives, tax and financial planning expenses and an automobile, and contain confidentiality and non-competition covenants. Pursuant to the employment agreements, we granted Mr. Ehrlich demand and "piggyback" registration rights covering shares of our common stock held by him.

         We can terminate Mr. Ehrlich's employment agreement in the event of death or disability or for "Cause" (defined as conviction of certain crimes, willful failure to carry out directives of our board of directors or gross negligence or willful misconduct). Mr. Ehrlich has the right to terminate his employment upon a change in our control or for "Good Reason," which is defined to include adverse changes in employment status or compensation, our insolvency, material breaches and certain other events. Additionally, Mr. Ehrlich may retire (after age 68) or terminate his agreement for any reason upon 150 days' notice. Upon termination of employment, the employment agreement provides for payment of all accrued and unpaid compensation, and (unless we have terminated the agreement for Cause or Mr. Ehrlich has terminated the agreement without Good Reason and without giving us 150 days' notice of termination) bonuses due for

                             ***PRELIMINARY COPY***

the year in which employment is terminated and severance pay in the amount of three years' base salary (or, in the case of termination by Mr. Ehrlich on 150 days' notice, a lump sum payment of $520,000). Furthermore, certain benefits will continue and all outstanding options will be fully vested.

         Other employees have entered into individual employment agreements with us. These agreements govern the basic terms of the individual's employment, such as salary, vacation, overtime pay, severance arrangements and pension plans. Subject to Israeli law, which restricts a company's right to relocate an employee to a work site farther than sixty kilometers from his or her regular work site, we have retained the right to transfer certain employees to other locations and/or positions provided that such transfers do not result in a decrease in salary or benefits. All of these agreements also contain provisions governing the confidentiality of information and ownership of intellectual property learned or created during the course of the employee's tenure with us. Under the terms of these provisions, employees must keep confidential all information regarding our operations (other than information which is already publicly available) received or learned by the employee during the course of employment. This provision remains in force for five years after the employee has left our service. Further, intellectual property created during the course of the employment relationship belongs to us.

         A number of the individual employment agreements, but not all, contain non-competition provisions which restrict the employee's rights to compete against us or work for an enterprise which competes against us. Such provisions remain in force for a period of two years after the employee has left our service.

         Under the laws of Israel, an employee of ours who has been dismissed from service, died in service, retired from service upon attaining retirement age, or left due to poor health, maternity or certain other reasons, is entitled to severance pay at the rate of one month's salary for each year of service. We currently fund this obligation by making monthly payments to approved private provident funds and by its accrual for severance pay in the consolidated financial statements.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of our board of directors for the 2002 fiscal year consisted of Dr. Jay M. Eastman, Jack E. Rosenfeld and Lawrence M. Miller. None of the members has served as our officers or employees.

         Robert S. Ehrlich, our Chairman and Chief Financial Officer, serves as Chairman and a director of PSCX, for which Dr. Eastman serves as director and member of the Executive and Strategic Planning Committees and Mr. Rosenfeld serves as director and member of the Executive Compensation Committees.


                      REPORT OF THE COMPENSATION COMMITTEE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act which might incorporate future filings, including this Proxy Statement, in whole or in part, the following

                             ***PRELIMINARY COPY***

report and the Performance Graph on page 28 shall not be incorporated by reference into any such filings.

     Objectives and Philosophy
         We maintain compensation and incentive programs designed to motivate, retain and attract management and utilize various combinations of base salary, bonuses payable upon the achievement of specified goals, discretionary bonuses and stock options. It is our current policy to establish, structure and administer compensation plans and arrangements so that the deductibility of such compensation will not be limited under
     Section 162(m) of the Internal Revenue Code. Our Chief Executive Officer, Robert S. Ehrlich, is party to an employment agreement with us. Our former Chief Executive Officer, Yehuda Harats, who left our employ in October 2002, was also party to an employment agreement.

     Executive Officer Compensation
         The employment agreement with Mr. Harats provide, and the employment agreement with Mr. Ehrlich provides, that if the results we actually attain in a given year are at least 80% of the amount we budgeted at the beginning of the year, we will pay a bonus to each of Messrs. Ehrlich and Harats, on a sliding scale, in an amount equal to a minimum of 35% of their annual base salaries then in effect, up to a maximum of 90% of their annual base salaries then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year. We paid each of Messrs. Ehrlich and Harats $32,380 during 2002 on account of the 2002 bonuses to which they were entitled according to their contracts. Additionally, we accrued $67,370 for Mr. Ehrlich in satisfaction of the remainder of the bonus to which he was entitled according to his contract. The remainder of the additional bonus to which Mr. Harats was entitled according to the terms of his contract was included in the sums that we are obligated to pay Mr. Harats under the terms of our severance agreement with him, which sums are detailed in "Termination Compensation of and Settlement with Yehuda Harats," above. During 2002, we also paid $99,750 to Mr. Harats in full payment of his 2001 bonus and $84,000 to Mr. Ehrlich in full payment of his 2001 bonus.

         Beginning in May 2001, we instituted an options-for-salary program designed to conserve our cash and to offer incentives to employees to remain with us despite lowered cash compensation. Under this program, certain of our more senior employees agreed to permanently waive a portion of their salaries in exchange for options to purchase shares of our common stock. During 2002, in exchange for waiver of $105,000 in salary, Mr. Ehrlich received a total of 262,500 options during 2002, which options were granted based on the lowest closing prices of our common stock during each quarter of 2002. During 2002, in exchange for waiver of $45,000 in salary, Mr. Harats received a total of 112,500 options during 2002, which options were granted based on the lowest closing prices of our common stock during each of the first three quarters of 2002. All of these options were granted at a ratio of options to purchase 2.5 shares of our stock for each dollar in salary waived. Social benefits (such as pension) and contractual bonuses continued to be calculated based on salary prior to reduction. The options-for-salary program was ended on December 31, 2002.

         As of December 31, 2002, Mr. Ehrlich's total options, including the options referred to in the immediately preceding paragraph, represented approximately 2.7% of our outstanding stock, which the Compensation Committee believes is an appropriate level of options for him in view of his equity position (including options exercisable within 60 days) in our company which, as of December 31, 2002, represented approximately 4.3% of our outstanding stock. As of when Mr. Harats's employment with us terminated in October 2002, Mr. Harats's total options, including the options referred to in the immediately preceding paragraph, represented

                             ***PRELIMINARY COPY***

     approximately 3.4% of our fully-diluted outstanding stock, which the Compensation Committee believes was an appropriate level of options for him in view of his equity position (including options exercisable within 60 days) in our company which, as of October 2002, represented approximately 7.1% of our outstanding stock.

         For information with respect to Mr. Harats's severance arrangements with us, see "Termination Compensation of and Settlement with Yehuda Harats," above.

     Compensation of Other Employees
         With respect to employees other than the Named Executive Officers, compensation is determined not by formula, but based on the achievement of qualitative and/or quantitative objectives established in advance of each year by the Chief Executive Officer and Chief Financial Officer, who then, pursuant to authority delegated by the Compensation Committee, determine remuneration of our employees based on such objectives.

         We seek to promote, including through our compensation plans, an environment that encourages employees to focus on our continuing long-term growth. Employee compensation is generally comprised of a combination of cash compensation and grants of options under our stock option plans. Stock options are awarded annually in connection with annual bonuses and, occasionally, during the year on a discretionary basis. Stock options are intended to offer an incentive for superior performance while basing employee compensation on the achievement of higher share value, and to foster the retention of key personnel through the use of schedules which vest options over time if the person remains employed by us. There is no set formula for the award of options to individual employees. Factors considered in making option awards to the employees other than the Named Executive Officers in 2002 included prior grants to the employees, the importance of retaining the employees services, the amount of cash bonuses received by the employees, the employees potential to contribute to our success and the employees' past contributions to us. Additionally, almost all of our more senior employees participated in our options-for-salary program (described above) of agreeing to permanently waive a portion of their salaries in exchange for options to purchase shares of our common stock. Most of these employees participated in this program to the extent of 15% of their monthly salaries.

                     Submitted by the Compensation Committee
                     ---------------------------------------

                               Dr. Jay M. Eastman
                                Jack E. Rosenfeld
                                Bert W. Wasserman

Performance Graph

         The following graph compares the yearly percentage change in our cumulative total shareholder return on our common stock with the cumulative total return on the Nasdaq Market Index (Broad Market Index) a self-constructed peer group index (the "Old Index"), and a self-constructed new peer group index (the "New Index") over the past five years, from December 31, 1997 through December 31, 2002. We have chosen to replace the Old Index with the New Index due to the strategic steps that we took during 2002, including the manufacturing and distribution of zinc-air batteries for military applications, the acquisition of two new subsidiaries (IES Interactive Training, Inc. and MDT Protective Industries Ltd.) and the termination of our consumer battery operations. We believe that the New Index is more reflective

                             ***PRELIMINARY COPY***

of our current business segments and our shift in emphasis to defense and homeland security.

         The cumulative total shareholder return is based on $100 invested in our common stock and in the respective indices on December 31, 1997. The stock prices on the performance graph are not necessarily indicative of future price performance.

             CUMULATIVE TOTAL RETURN THROUGH DECEMBER 31, 2002 AMONG
                    AROTECH CORPORATION, NASDAQ MARKET INDEX,
                  OLD PEER GROUP INDEX AND NEW PEER GROUP INDEX

                                  [LINE GRAPH]


                            12/31/97       12/31/98        12/31/99       12/31/00       12/31/01        12/31/02
                            --------       --------        --------       --------       --------        --------
AROTECH                       100.00          75.86          96.55          129.31          45.79          17.66
OLD PEER GROUP(1)             100.00          77.77         170.81           94.10          43.43          21.36
NEW PEER GROUP(2)             100.00          36.55          16.91           12.64          20.24          27.21
BROAD MARKET                  100.00         139.63         259.13          157.32         124.20          85.05


-------------------------------------

(1) The Old Peer Group Index is comprised of the following companies: AER Energy Resources, Inc., Battery Technologies Inc., Electrosource, Inc., Ultralife Batteries, Inc. and Valence Technology, Inc. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

(2) The New Peer Group Index is comprised of the following companies: Bio-Key International, Inc., Command Security Corporation, Firearms Training Systems, Inc., Guardian International, Inc. and ICTS International N.V. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

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                          REPORT OF THE AUDIT COMMITTEE

              The audit committee of the board of directors during 2002 (the "Audit Committee") consisted of three non-employee directors, Dr. Jay Eastman, Lawrence M. Miller, and Jack E. Rosenfeld, each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules. The Audit Committee operates under a written charter adopted by the board of directors.

              Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

              In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

              The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

              Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                        Submitted by the Audit Committee

                                Bert W. Wasserman
                               Lawrence M. Miller
                                Jack E. Rosenfeld


            FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

         For the fiscal year ended December 31, 2002, Kost Forer & Gabbay, our independent auditor and principal accountant, billed the approximate fees set forth below:

Audit Fees....................................................... $    93,693
Financial Information Systems Design and Implementation Fees..... $         0
All Other Fees................................................... $     6,308

         The Audit Committee of the Board of Directors has considered whether the provision of information technology services and other non-audit services is compatible with maintaining the independence of our principal accountant.

                             ***PRELIMINARY COPY***

         Of the time expended by our principal accountant to audit our financial statements for the year ended December 31, 2002, none of the work was performed by persons other than the principal accountant's full-time, permanent employees.



           INFORMATION REGARDING BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information regarding the security ownership, as of July 22, 2003, of those persons owning of record or known by us to own beneficially more than 5% of our common stock and of each of our Named Executive Officers and directors, and the shares of common stock held by all of our directors and executive officers as a group.

                                                                                           Percentage of Total
        Name and Address of Beneficial Owner(1)           Shares Beneficially Owned(2)(3) Shares Outstanding(3)
        ---------------------------------------           ------------------------------- ---------------------
Leon S. Gross...........................................          4,036,036(4)(10)               10.1%
Austin W. Marxe and David M. Greenhouse(5)..............          2,843,597(5)                    7.0%
Robert S. Ehrlich.......................................          1,556,567(6)(11)                3.8%
Steven Esses............................................                  0                         *
Avihai Shen.............................................             92,381(7)                      *
Dr. Jay M. Eastman......................................             65,001(8)                      *
Jack E. Rosenfeld.......................................             67,001(9)                      *
Lawrence M. Miller......................................            525,080(10)                   1.3%
All of our directors and executive officers as a group
  (7 persons**).........................................          6,490,736(12)                  15.7%


------------------------------
   * Less than one percent.
  ** Including Mr. Gross, who resigned as a director on March 17, 2003. Also includes 601,835 shares held of record by or on behalf of Yehuda Harats as of July 22, 2003 that are subject to the Voting Rights Agreement described in footnote 12, below.

  (1)Unless otherwise noted, the address of each beneficial owner is in care of Arotech Corporation, 632 Broadway, New York, New York 10012.

  (2)Unless otherwise indicated in these footnotes, each of the persons or entities named in the table has sole voting and sole investment power with respect to all shares shown as beneficially owned by that person, subject to applicable community property laws.

  (3)Based on 40,078,032 shares of common stock outstanding as of July 22, 2003. For purposes of determining beneficial ownership of our common stock, owners of options exercisable within sixty days are considered to be the beneficial owners of the shares of common stock for which such securities are exercisable. The percentage ownership of the outstanding common stock reported herein is based on the assumption (expressly required by the applicable rules of the Securities and Exchange Commission) that only the person whose ownership is being reported has converted his options into shares of common stock.

  (4)Includes 453,165 shares held by Leon S. Gross and Lawrence M. Miller as co-trustees of the Rose Gross Charitable Foundation, and 35,001 shares issuable upon exercise of options exercisable within 60 days.

  (5)Consists of 2,055,718 shares and 787,879 warrants. Of these amounts, 916,027 shares and 315,151 warrants are owned by Special Situations Fund III, L.P., a Delaware limited partnership ("Special Fund III"), 437,273 shares and 218,182 warrants are owned by Special Situations Private Equity Fund, L.P., a Delaware limited partnership ("SSPE"), 331,336 shares and 109,091 warrants are owned by Special Situations Cayman Fund, L.P., a Cayman Islands limited partnership ("Special Cayman Fund"), and 371,082 shares and 145,455 warrants are owned by Special Situations Technology Fund, L.P., a Delaware limited partnership ("SST"). Austin W. Marxe and David M. Greenhouse are the principal owners of MGP Advisers Limited

     Partnership, a Delaware limited partnership ("MGP"), MG Advisers, L.L.C., a New York limited liability company ("MG"), AWM Investment Company, Inc., a Delaware corporation ("AWM"), and SST Advisers, L.L.C., a Delaware limited liability company ("SSTA"). MGP is the general partner of Special Fund III. AWM is the general partner of MGP and the general partner of and investment adviser to the Cayman Fund. MG is the general partner of and investment adviser to SSPE. SSTA is the general partner of and investment adviser to SST. Messrs. Marxe and Greenhouse share voting and investment power over the shares held by all of Special Fund III, SSPE, Special Cayman Fund and SST and are principally responsible for the selection, acquisition and disposition of the portfolio securities by the investment advisers on behalf of their funds. The address of Messrs. Marxe and Greenhouse is 153 East 53rd Street, New York, New York 10022. All information in this footnote and in the text to which this footnote relates is based on a
     Schedule 13G filed with the Securities and Exchange Commission on February 11, 2002, as amended on February 13, 2003.

(6) Includes 52,568 shares held by an affiliated corporation, 242,313 shares held in Mr. Ehrlich's pension plan, 22,000 shares held by children sharing the same household, and 868,401 shares issuable upon exercise of options exercisable within 60 days.

(7) Includes 81,881 shares issuable upon exercise of options exercisable within 60 days.

(8) Consists of 65,001 shares issuable upon exercise of options exercisable within 60 days.

(9) Includes 65,001 shares issuable upon exercise of options exercisable within 60 days.

(10) Includes 453,165 shares held by Leon S. Gross and Lawrence M. Miller as co-trustees of the Rose Gross Charitable Foundation, and 60,001 shares issuable upon exercise of options exercisable within 60 days.

(11) Messrs. Gross, Ehrlich and Harats are parties to a Voting Rights Agreement pursuant to which each of the parties agrees to vote the shares of our common stock held by that person in favor of the election of Messrs. Ehrlich, Harats and Miller until the earlier of December 28, 2004 or our fifth annual meeting of stockholders after December 28, 1999. Mr. Harats resigned as a director in 2002; however, we believe that Mr. Harats must continue to comply with the terms of this agreement. As of July 22, 2003, 5,291,036 shares of our common stock were subject to this Voting Rights Agreement (including 601,835 shares held of record by or on behalf of Yehuda Harats as of July 22, 2003).

(12) Includes 1,163,286 shares issuable upon exercise of options exercisable within 60 days.


             Section 16(a) Beneficial Ownership Reporting Compliance

         Under the securities laws of the United States, our directors, certain of our officers and any persons holding more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to report any failure to file by these dates during 2002. We are not aware of any instances during 2002 where such "reporting persons" failed to file the required reports on or before the specified dates, except that a Form 5 that Mr. Yehuda Harats, who resigned as a director in November 2002, was required to file on or before February 14, 2003 was to the best of our knowledge never filed by him.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Voting and Registration Rights Agreements

         Pursuant to a securities purchase agreement dated December 28, 1999 between a group of purchasers, including Mr. Gross, and us, Mr. Gross agreed that for a period of five

                             ***PRELIMINARY COPY***

years, neither he nor his "affiliates" (as such term is defined in the Securities Act) directly or indirectly or in conjunction with or through any "associate" (as such term is defined in Rule 12b-2 of the Exchange Act), will
(i) solicit proxies with respect to any capital stock or other voting securities of ours under any circumstances, or become a "participant" in any "election contest" relating to the election of our directors (as such terms are used in Rule 14a-11 of Regulation 14A of the Exchange Act); (ii) make an offer for the acquisition of substantially all of our assets or capital stock or induce or assist any other person to make such an offer; or (iii) form or join any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any of our capital stock or other voting securities for the purpose of accomplishing the actions referred to in clauses (i) and (ii) above, other than pursuant to the voting rights agreement described below.

         In connection with a stock purchase agreement dated September 30, 1996 between Leon S. Gross and us, we also entered into a registration rights agreement with Mr. Gross dated September 30, 1996, setting forth registration rights with respect to the shares of common stock issued to Mr. Gross in connection with the offering. These rights include the right to make two demands for a shelf registration statement on Form S-3 for the sale of the common stock that may, subject to certain customary limitations and requirements, be underwritten. In addition, Mr. Gross was granted the right to "piggyback" on registrations of common stock in an unlimited number of registrations. In addition, under the registration rights agreement, Mr. Gross is subject to customary underwriting lock-up requirements with respect to public offerings of our securities.

         Pursuant to a voting rights agreement dated September 30, 1996 and as amended December 10, 1997 and December 28, 1999, between Mr. Gross, Robert S. Ehrlich, Yehuda Harats and us, Lawrence M. Miller, Mr. Gross's advisor, is entitled to be nominated to serve on our board of directors so long as Mr. Gross, his heirs or assigns retain at least 1,375,000 shares of common stock. In addition, under the voting rights agreement, Mr. Gross and Messrs. Ehrlich and Harats agreed to vote and take all necessary action so that Messrs. Ehrlich, Harats and Miller shall serve as members of the board of directors until the earlier of December 28, 2004 or our fifth annual meeting of stockholders after December 28, 1999. Mr. Harats resigned as a director in 2002; however, we believe that Mr. Harats must continue to comply with the terms of this agreement. As of July 22, 2003, 5,291,036 shares of our common stock were subject to this Voting Rights Agreement (including 601,835 shares held of record by or on behalf of Yehuda Harats as of July 22, 2003).

Officer Loans

         On December 3, 1999, Messrs. Ehrlich and Harats each purchased 125,000 shares of our common stock out of our treasury at the closing price of the common stock on December 2, 1999. Payment was rendered by Messrs. Ehrlich and Harats in the form of non-recourse promissory notes due in 2009 in the amount of $167,975 each, secured by the shares of common stock purchased and other shares of common stock previously held by them. As of December 31, 2002, the aggregate amount outstanding pursuant to these promissory notes for each of Messrs. Ehrlich and Harats was $201,570 and $201,570, respectively.

                             ***PRELIMINARY COPY***

         On February 9, 2000, Messrs. Ehrlich and Harats each exercised 131,665 stock options. Messrs. Ehrlich and Harats paid the exercise price of the stock options and certain taxes that we paid on their behalf by giving us non-recourse promissory notes due in 2025 in the amount of $789,991 each, secured by the shares of our common stock acquired through the exercise of the options and, in the case of Mr. Ehrlich, certain compensation due to him upon termination. As of December 31, 2002, the aggregate amount outstanding pursuant to these promissory notes for each of Messrs. Ehrlich and Harats was $623,579 and $875,170, respectively.

Termination Compensation of and Settlement with Yehuda Harats

         In October 2002, we announced that Yehuda Harats, our president and CEO and a member of our Board, had decided to resign from his positions with us and our subsidiaries in order to pursue other interests. In December 2002, we came to an agreement with Mr. Harats whereby we agreed to pay him $551,499 through the end of 2005 in satisfaction of all our contractual and legal severance and other obligations to him. See "Certain Relationships and Related Transactions - Termination Compensation of and Settlement with Yehuda Harats," below.

         Prior to Mr. Harats's resignation, we had accrued a sum of $1,212,939 in respect of these obligations on our books, consisting of contractual severance, statutory severance, contractually guaranteed bonus, and various benefits, including unused vacation, unused sick days, and continuing benefits over the three years after termination. Since we settled with Mr. Harats for a sum of $551,499 rather than the $1,212,939 that we had accrued on our books, this settlement effectively resulted in a gain for us in the fourth quarter of 2002 of $661,440, which is the difference between the amount that we had accrued on our books in respect of these obligations and the amount that we ultimately agreed to pay.

         We continue to carry on our books a total of $1,076,740 in loans from us to Mr. Harats on which he remains liable (described above); however, we do not carry these loans at full value because recourse under the loans is only to certain shares that we hold, the fair market value of which is now less than the principal amount of the loans.


                              STOCKHOLDER PROPOSALS

         Pursuant to the rules of the Securities and Exchange Commission, stockholder proposals made in accordance with Rule 14a-8 under the Exchange Act intended to be included in our proxy material for the next annual meeting must be received by us on or before April 6, 2004. If you desire to bring a proposal before the next annual meeting and such proposal is not timely submitted for inclusion in our proxy statement, you can still submit the proposal if it is received by us no later than June 1, 2004. Any proposals must be received at our principal executive offices, 632 Broadway, Suite 1200, New York, New York 10012,
Attention: Corporate Secretary by the applicable date.

                             ***PRELIMINARY COPY***

                                  ANNUAL REPORT

         Copies of our Annual Report on Form 10-K (including audited financial statements) filed with the Securities and Exchange Commission may be obtained without charge by writing to Stockholder Relations, Arotech Corporation, 632 Broadway, Suite 1200, New York, New York 10012. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on July 22, 2003. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

         Our audited financial statements for the fiscal year ended December 31, 2002 and certain other related financial and business information are contained in our 2002 Annual Report to Stockholders, which is being furnished to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.



                                  OTHER MATTERS

         We are not aware of any other matter that may come before the annual meeting of stockholders and we do not currently intend to present any such other matter. However, if any such other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

                                  BY ORDER OF THE BOARD OF DIRECTORS,

                                  /s/ Yaakov Har-Oz

                                  Yaakov Har-Oz
                                  Vice President, General Counsel and Secretary

New York, New York
August 6, 2003

                             ***PRELIMINARY COPY***

                                                                       Exhibit A
                               AROTECH CORPORATION
                             AUDIT COMMITTEE CHARTER

I.       STATEMENT OF POLICY

         The Audit Committee shall assist the Board of Directors (the "Board") of Arotech Corporation ("Arotech") in fulfilling its oversight responsibility by reviewing the accounting and financial reporting processes of Arotech and its subsidiaries (collectively, the "Company"), the Company's system of internal controls regarding finance, accounting, legal compliance and ethics, and the audits of the Company's financial statements. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communications among the Company's Board of Directors, outside auditors and senior management. The Audit Committee's primary responsibilities and duties are:

          o Serve as an independent and objective party to monitor the Company's financial reporting process, internal control system and disclosure control system.

          o    Review  and   appraise  the  audit   efforts  of  the   Company's
               independent accountants.

          o Assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company's management regarding financial reporting issues.

          o Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities identified in Section IV of this Charter.

         The Company shall be responsible for the providing the Audit Committee with appropriate funding, as determined by the Audit Committee, in order to compensate the outside auditors and advisors engaged by or employed by the Audit Committee.

II.      COMPOSITION OF THE AUDIT COMMITTEE

         The Audit Committee shall consist of at least three "independent" Directors of Arotech and shall serve at the pleasure of the Board. An "independent" Director is defined as an individual who (a) is not an officer or salaried employee or an affiliate of the Company, (b) does not have any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as an Audit Committee member, (c) meets the independence requirements of the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market or such

                             ***PRELIMINARY COPY***

other securities exchange or market on which Arotech's securities are traded and
(d) except as permitted by the SEC and the Nasdaq Stock Market or such other securities exchange or market on which Arotech's securities are traded, does not accept any consulting, advisory or other compensatory fee from the Company.

         At least one member of the Audit Committee shall be a "financial expert" as defined by the SEC and the Nasdaq Stock Market or such other securities exchange or market on which Arotech's securities are traded. Each Audit Committee member must be able to read and understand financial statements, including a balance sheet, income statement, and cash flow statement.

         The members of the Audit Committee shall be designated by the full Board from time to time. The Board shall designate one member of the Audit Committee to serve as chairperson of the committee.

III.     MEETINGS AND MINUTES

         The Audit  Committee  shall meet at least  quarterly,  with  additional meetings if circumstances require, for the purpose of satisfying its responsibilities. The Audit Committee shall maintain minutes of each meeting of the Audit Committee and shall report the actions of the Audit Committee to the Board, with such recommendations as the Audit Committee deems appropriate.

IV.      RESPONSIBILITIES AND DUTIES OF THE AUDIT COMMITTEE

         The Audit Committee shall oversee and monitor the Company's accounting and financial reporting process, internal control system and disclosure control system, review the audits of the Company's financial statements and review and evaluate the performance of the Company's outside auditors. In fulfilling these duties and responsibilities, the Audit Committee shall take the following actions, in addition to performing such functions as may be assigned by law, the Company's certificate of incorporation, the Company's bylaws or the Board.

1. The Audit Committee shall assume direct responsibility for the appointment, retention and oversight of the work of the outside auditors and, when appropriate, the replacement of the outside auditors. As part of the audit process, the Audit Committee shall meet with the outside auditors to discuss and decide the audit's scope. The Audit Committee shall determine that the outside audit team engaged to perform the external audit consists of competent, experienced, auditing professionals. The Audit Committee shall also review and approve the compensation to be paid to the outside auditors and shall be authorized to compensate the outside auditors.

2. The Audit Committee shall take, or recommend that the full Board take, appropriate action to ensure the independence of the outside auditors. The Audit Committee shall require the outside auditors to advise the Company of any fact or circumstances that might adversely affect the outside auditors' independence or judgment with respect to the Company under applicable auditing standards. The Audit Committee shall require the outside auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the outside auditors and the Company that may affect the objectivity and independence of the outside auditors. Such statement shall confirm

                             ***PRELIMINARY COPY***

         that the outside auditors are not aware of any conflict of interest prohibited by Section 10A(l) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Audit Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

3. The Audit Committee shall require the outside auditors to advise the Audit Committee in advance in the event that the outside auditors intend to provide any professional services to the Company other than services provided in connection with an audit or a review of the Company's financial statements ("non-audit services"); provided that such non-audit services are not listed in Section 10A(g) of the Exchange Act ("prohibited services"). The Audit Committee shall approve, in advance, any non-audit services to be provided to the Company by the Company's outside auditing firm.

4. The Audit Committee shall obtain confirmations from time to time from the Company's outside auditing firm that such firm is not providing to the Company (i) any prohibited services, or (ii) any other non-audit service or any auditing service that has not been approved in advance by the Audit Committee. The Audit Committee shall have the authority to approve the provision of non-audit services that have not been pre-approved by the Audit Committee, but only to the extent that such non-audit services qualify under the de minimus exception set forth in
         Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee shall record in its minutes and report to the Board all approvals of non-audit services granted by the Audit Committee.

5.       The Audit  Committee  shall  meet with the  outside  auditors,  with no management in attendance, to openly discuss the quality of the Company's accounting principles as applied in its financial reporting, including issues such as (a) the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be used by the Company, (b) the clarity of the Company's financial disclosures and (c) the degree of aggressiveness or conservatism that exists in the Company's accounting principles and underlying estimates and other significant decisions made by the Company's management in preparing the Company's financial disclosures. The Audit Committee shall then meet, without operating management or the outside auditors being present, to discuss the information presented to it.

6. The Audit Committee shall meet with the outside auditors and management to review the Company's quarterly reports on Form 10-Q and annual report on Form 10-K and discuss any significant adjustments, management judgments and accounting estimates and any significant new accounting policies before such forms are filed with the SEC. The Audit Committee shall require the outside auditors to report to the Audit Committee all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management, ramifications of the use of such alternative disclosures and treatments, the treatments preferred by the outside auditors and other material written communications between the outside auditors and the Company's management, including management's letters and schedules of unadjusted differences.

                             ***PRELIMINARY COPY***

7. Upon the completion of the annual audit, the Audit Committee shall review the audit findings reported to it by the outside auditors, including any comments or recommendations of the outside auditors, with the entire Board.

8. The Audit Committee shall review all reports received from the federal and state regulatory authorities and assure that the Board is aware of the findings and results. In addition, it will meet with the appropriate members of senior management designated by the Audit Committee to review the responses to the respective regulatory reports.

9. The Audit Committee shall consider and review with management: (a) significant findings during the year and management's responses thereto, including the status of previous audit recommendations and (b) any difficulties encountered in the course of their audits, including any restrictions on the scope of activities or access to required information.

10. The Audit Committee shall consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices, as suggested by the outside auditors or management, and the Audit
         Committee shall review with the outside auditors and management the extent to which such changes have been implemented (to be done at an appropriate amount of time prior to the implementation of such changes as decided by the Audit Committee).

11. The Audit Committee shall prepare a letter for inclusion in the Company's proxy statement describing the discharge of the Audit Committee's responsibilities.

12. The Audit Committee will review and update this Charter periodically, at least annually, and as conditions may dictate. The Audit Committee Charter shall be presented to the full Board for its approval of any changes.

13. Commencing on such date as Section 102(a) of the Sarbanes-Oxley Act of 2002 (the "Act") becomes effective, the Audit Committee shall obtain confirmation from the outside auditors at the commencement of each audit that such firm is a "registered public accounting firm" as such term is defined under the Act.

14. The Audit Committee shall have the authority to engage independent counsel and other advisers as it determines necessary to perform its duties.

15. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

16. The Audit Committee shall investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable.

                             ***PRELIMINARY COPY***

                      ANNUAL MEETING OF THE SHAREHOLDERS OF
                   ELECTRIC FUEL CORPORATION DOING BUSINESS AS
                               AROTECH CORPORATION
                               September 15, 2003

--------------------------------------------------------------------------------
                            PROXY VOTING INSTRUCTIONS
--------------------------------------------------------------------------------

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.



YOUR CONTROL NUMBER IS



--------------------------------------------------------------------------------


                               AROTECH CORPORATION

             Proxy Solicited on behalf of the Board of Directors of Arotech Corporation for Annual Meeting of Stockholders
                          to be held September 15, 2003

         The undersigned, having received the Notice of the Annual Meeting of Stockholders and the Proxy Statement on behalf of the Board of Directors of Electric Fuel Corporation, doing business as Arotech Corporation (the "Company"), hereby appoint(s) Robert S. Ehrlich and Yaakov Har-Oz, and each of them, proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of the Company to be held on Monday, September 15, 2003 at 10:00 a.m. local time in the Ballroom of the Shelburne Murray Hill Hotel, 303 Lexington Avenue, New York, New York, and all postponements and adjournments thereof (the "Meeting"), and there to vote all shares of common stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may come before the Meeting, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in this Proxy.

         This Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the proxies intend to vote FOR the nominees and FOR the other proposals set forth herein and described in the Board of Directors' Proxy Statement. If any of the nominees is not available to serve, this Proxy may be voted for a substitute. This Proxy delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this Proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of stock for said Meeting.

         SEE REVERSE SIDE. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign on the reverse side. You need not mark any boxes.

                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.

                             ***PRELIMINARY COPY***


                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders

                               AROTECH CORPORATION

                               September 15, 2003




                 Please Detach and Mail in the Envelope Provided



.................................................................................
[X] Please mark                 DO NOT PRINT IN
    your votes as                  THIS AREA
    in this example
.................................................................................


          FOR             WITHHOLD         NOMINEES:       Dr. Jay M. Eastman
     both nominees        AUTHORITY                        Steven Esses
    listed at right      to vote for
       (except as       both nominees
       indicated          listed at
        below).             right.
        -------            ------

        -------            ------

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided: _____________________________________



--------------------------------------------------------------------------------


                                  DO NOT PRINT
                                  IN THIS AREA


--------------------------------------------------------------------------------



___________________________________________________ Date:_______________, 2003



                                    SIGNATURE

2.       To amend our Amended  and  Restated  Certificate  of  Incorporation  to
         change  our  name  from   "Electric  Fuel   Corporation"   to  "Arotech
         Corporation"


                                       FOR             AGAINST         ABSTRAIN
                                    ---------          -------        ----------

                                    ---------          -------        ----------

         PLEASE SIGN, date and return this proxy form promptly using the enclosed envelope.



         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Arotech Corporation dated August 6, 2003 and of Arotech Corporation's Annual Report for the fiscal year ended December 31, 2002.


                             [ ]                               [ ]

                     I do plan to attend            I do not plan to attend
                          the meeting.                     the meeting.


___________________________________________________ Date:_______________, 2003
                 Signature


Note: Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If you are signing for a corporation, please sign in the full corporate name by President or other authorized officer. If you are signing for a partnership, please sign in the partnership name by authorized person.